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                                                                   EXHIBIT 10.13

               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT


         This agreement is made and entered into as of the 16th day of February, 2000 by and among Viasystems Group, Inc. ("Corporation"), Viasystems, Inc. ("Viasystems") and Viasystems Technologies Corp. LLC ("Technologies" and, together with Corporation and Viasystems "Employer"), and Timothy L. Conlon ("Employee").

                              W I T N E S S E T H :

         WHEREAS, Employer and Employee entered into an Employment Agreement as of October 16, 1998 and desire to amend and restate the terms of such Agreement as set forth herein;

         NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein contained, hereby agree as follows:

1.       BASIC EMPLOYMENT PROVISIONS.

         (a) Employment and Term. Employer hereby agrees to employ Employee (hereinafter referred to as the "Employment") as the President and Chief Operating Officer of the Corporation (the "Position"), and Employee agrees to be employed by Employer in such Position, for a period ending on March 31, 2005, unless terminated earlier as provided herein (the "Employment Period"). In the event that termination (as hereinafter provided) has not occurred prior to the last day of the Employment Period, unless either party shall have given written notice to the contrary at least ninety (90) days prior to the end of the Employment Period, the Employment Period shall annually renew for one (1) year periods until terminated.

         (b) Duties. Employee in the Position shall be subject to the direction and supervision of the Chairman of the Board of Directors of the Corporation or his designee (the "Chairman") and shall have those duties and responsibilities which are assigned to Employee during the Employment Period by the Chairman consistent with the Position, provided that the Chairman shall not assign any greater duties or responsibilities to the Employee than are necessary to the Employee's faithful and adequate supervision of the operations of the Corporation and its subsidiaries, both direct and indirect. Employee agrees to perform faithfully the duties assigned to Employee to the best of Employee's ability.

2.       COMPENSATION.

         (a) Salary. Employer shall pay to Employee during the Employment Period a salary as basic compensation for the services to be rendered by Employee hereunder. The initial amount of such salary shall be Five Hundred Thousand Dollars ($500,000) per annum. Such salary shall be reviewed by the Chairman and may be increased in the


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Chairman's sole discretion but may not be reduced. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to deduction and withholding authorized by Employee or required by applicable law.

         (b) Bonus. During the Employment Period, Employee shall be eligible to receive an annual bonus (payable by the Employer) in an amount in accordance with the Senior Executive Incentive Compensation Plan or any new plan adopted by Employer applicable to other senior executives.

         (c) Benefits. During the Employment Period, Employee shall be entitled to such other benefits as are customarily accorded the executives of Employer, including without limitation, group life, hospitalization and other insurance, vacation pay, reimbursement for the cost of state and federal income tax preparation by the Employer's consulting tax accountant and lunch in the executive dining room at Employer's cost.

         (d) Medical Benefits. During the lifetime of Employee and/or Employee's surviving spouse, in the event the Employment Period has terminated for any reason, Employer shall provide health coverage at least equal to and on the same terms as the health coverage granted to other executives of Employer at no cost to Employee or to Employee's surviving spouse. Employee shall be enrolled in the Executive Medical Supplement Plan, so long as other executives are enrolled in such plan. In addition, Employer shall provide an annual executive physical to Employee at Employer's expense.

         (e) Club Dues. During the Employment Period, Employer will reimburse Employee for the cost of joining and remaining a member of a country club reasonably acceptable to Employer, excluding personal charges at such country club, and for the dues and fees for the Saint Louis Club.

3.       TERMINATION.

         (a) Death or Disability. This Agreement shall terminate automatically upon the death or total disability of Employee. For the purpose of this Agreement "total disability" shall be deemed to have occurred if Employee shall have been unable to perform the Employee's duties of the Position due to mental or physical incapacity for a period of six (6) consecutive months or for any one hundred (100) working days out of a twelve (12) consecutive month period.

         (b) Cause. Employer may terminate the employment of Employee under this Agreement for Cause. For the purpose of this Agreement, "Cause" shall be deemed to be fraud, dishonesty, competition with Employer, unauthorized use of any of Employer's trade secrets or confidential information or failure to properly perform the duties assigned to Employee, in the reasonable judgment of Employer.

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         (c) Without Cause. Employer may terminate the employment of Employee under this Agreement without Cause, subject to the continuing rights of Employee pursuant to Section 4(c) below.

4.       COMPENSATION UPON TERMINATION.

         (a) Death or Disability. If the Employment Period is terminated pursuant to the provisions of Section 3(a) above, this Agreement shall terminate, and no further compensation shall be payable to Employee except that Employee or Employee's estate, heirs or beneficiaries, as applicable, shall be entitled, in addition to any other benefits specifically provided to them or Employee under any benefit plan, to receive Employee's then current salary for a period of eighteen (18) months from the date the Employment Period terminates and Employee and/or Employee's surviving spouse shall continue to receive the medical benefits provided in Section 2(d).

         (b) Termination for Cause or Voluntary Termination by Employee. If the employment of Employee under this Agreement is terminated for Cause or if Employee voluntarily terminates his employment, no further compensation shall be paid to Employee after the date of termination but Employee and Employee's surviving spouse shall be entitled medical benefits provided in Section 2(d) above.

         (c) Termination Without Cause. If the employment of Employee under this Agreement is terminated pursuant to Section 3(c) above, Employee shall be entitled to continue to receive from Employer Employee's then current salary hereunder [which shall not be less than the amount specified in the second sentence of Section 2(a) above] for the remainder of the Employment Period or for one (1) year, whichever is longer, such amount to continue to be paid in accordance with the payroll practices of Employer through the Employment Period, and shall further be entitled to continue to receive the benefits to which Employee and Employee's surviving spouse would otherwise be entitled pursuant to Sections 2(c) and 2(d) above and reimbursement for expenses incurred by Employee to own and maintain an automobile as contemplated by Section 5 below.

5. EXPENSE REIMBURSEMENT. Upon submission of properly documented expense account reports, Employer shall reimburse Employee for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with Employer. Employer shall pay Employee an auto allowance in an amount sufficient so that, after the effect of federal and state income taxes, Employee shall net One Thousand Dollars ($1,000.00) per month.

6. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except that this Agreement and all of the provisions hereof may be assigned by Employer to any successor to all or substantially all

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of their assets (by merger or otherwise) and may otherwise be assigned upon the prior written consent of Employee.

7.       CONFIDENTIAL INFORMATION.

         (a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Chief Executive Officer.

         (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by Employee as a direct or indirect consequence of or through the Employment about Employer, or its respective businesses, products and practices which information is not generally known in the business in which Employer is or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Employee, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, (iv) required to be disclosed by any court process or any government or agency or department of any government, or (v) the subject of a written waiver executed by either Employer for the benefit of Employee.

         (c) Return of Property. Upon termination of the Employment, Employee will surrender to Employer all recorded Confidential Information whether in hard copy or electronically stored, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Employer, and all copies thereof, and all other property belonging to the Employer but Employee shall be accorded reasonable access to such Confidential Information subsequent to the Employment Period for any proper purpose as determined in the reasonable judgment of Employer.

8.        AGREEMENT NOT TO COMPETE.

         (a) Termination for Cause or Voluntary Termination. In the event that the Employee is terminated for Cause or voluntarily terminates his employment with Employer prior to the expiration of the term of this Agreement, Employee hereby agrees that for a period of one (1) year following such termination, neither he nor any affiliate shall, either in his own behalf or as a partner, officer, director, employee, agent or shareholder [other than as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended] engage in, invest in or render services to any person or entity engaged in the businesses in which Employer is then engaged and situated within the United States of America. Nothing contained in this Section 8(a) shall be construed

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as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by Employee as of the date hereof.

         (b) Termination Without Cause or For Disability. In the event that the employment of Employee is terminated by Employer without Cause or as a result of the total disability of Employee, Employee hereby agrees that during the period that Employee accepts payments from the Employer pursuant to Section 4(a) or
Section 4(c) above, as applicable, but not including medical benefits pursuant to Section 2(d), neither Employee nor any affiliate shall, either in Employee's own behalf or as a partner, officer, director, employee, agent or shareholder [other than as the holder of less that 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended] engage in, invest in or render services to any person or entity engaged in the businesses in which Employer or any subsidiary of Employers is then engaged and situated within the United States of America. Nothing contained in this Section 8(b) shall be construed as restricting the Employee's right to sell or otherwise dispose of any business or investments owned or operated by Employee as of the date hereof. In the event of Employee's violation of the provisions of Section 8(b), the right of Employee to receive any further payment pursuant to Sections 4(a) or 4(c) above, as applicable, but not as to medical benefits pursuant to
Section 2(d), shall immediately terminate and the Employer shall be entitled to secure reimbursement from Employee for all payments made to Employee under
Section 4(a) or 4(c) subsequent to the date of any such violation. The parties hereto hereby acknowledge and agree that the provisions of the immediately preceding sentence shall be the sole and exclusive remedy of the Employer in respect of any violation of this Section 8(b).

9. Agreement not to Solicit Employees. Employee agrees that, for a period of three (3) years following the termination of the Employment Period, neither Employee nor any affiliate shall, on behalf of any business engaged in a business competitive with Employer, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or any agent of, Employer to terminate Employee's employment or agency, as the case may be, with Employer.

10. No Violation. Employee hereby represents and warrants to Employer that neither the execution, delivery and performance of this Agreement or the passage of time, nor both, will conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

11. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

12. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt


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requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

                  Employer:        Viasystems Group, Inc.
                                   101 South Hanley Road
                                   St. Louis, Missouri  63105
                                   Attn: Chairman

                  Employee:        Timothy L. Conlon
                                   12720 Topping Acres Drive
                                   St. Louis, Missouri 63131


13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement may be amended in whole or in part only by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of Employer expressly authorized by the Chairman to do so and by Employee.

15. WAIVER. No delay or omission by any party hereto to exercise any right or power hereunder shall impair such right or power or be construed as a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

17. GOVERNING LAW. This Agreement shall be construed and enforced according to the laws of the State of Missouri.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


EMPLOYER:                                        EMPLOYEE:

VIASYSTEMS GROUP, INC.


By: /s/ DAVID M. SINDELAR                        /s/ TIMOTHY L. CONLON
   ----------------------------------            ------------------------------
         David M. Sindelar,                      Timothy L. Conlon
         Senior Vice President

VIASYSTEMS, INC.


By: /s/ DAVID M. SINDELAR
   ----------------------------------
         David M. Sindelar,
         Senior Vice President

VIASYSTEMS TECHNOLOGIES CORP. LLC


By: /s/ DAVID M. SINDELAR
   ----------------------------------
         David M. Sindelar,
         Senior Vice President


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